EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Maronick, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, of Solitario Resources Corp. and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

NAME	DATE

/s/ Brian Labadie	March 20, 2024
Brian Labadie

/s/ Christopher E. Herald	March 20, 2024
Christopher E. Herald

/s/ Gil Atzmon	March 20, 2024
Gil Atzmon

/s/ John A. Labate	March 20, 2024
John A. Labate

/s/ James Hesketh	March 20, 2024
James Hesketh

/s/ Josh Crumb	March 20, 2024
Joshua Crumb

/s/ Debbie Austin	March 20, 2024
Debbie Austin